ASSET ACQUISITION AGREEMENT

     THIS ASSET ACQUISITION AGREEMENT (this "Agreement"), effective as of the 15th day of December, 1999, by and between I.T.E.S. IMAGING TECHNOLOGIES ENTERPRISES SYSTEMS LTD., an Israeli corporation ("Seller"), NET2WIRELESS, INC., a Delaware corporation ("Net") and VINTAGE GLOBAL INC., a British Virgin Islands corporation ("Vintage"; Net and Vintage are sometimes collectively referred to herein as the "Purchasers").

                            W I T N E S S E T H; That

     WHEREAS, Seller is engaged in the business of developing a family of products related to wire and wireless multi-media streaming;

     WHEREAS, Seller wishes to sell and transfer (i) to Net substantially all of the assets of its wireless multi-media streaming (the "Wireless Business") other than the Intellectual Property (as defined in Section 1.1(b) below) and (ii) to Vintage the Intellectual Property pursuant to and in accordance with the terms and conditions of this Agreement; and

WHEREAS, Net and Vintage wish to acquire such assets pursuant to and in accordance with the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                           SALE AND PURCHASE OF ASSETS

     1.1 Purchased Assets. Subject to the terms, conditions and exclusions set forth in this Agreement, effective as of December 15, 1999 (the "Effective Date"):

(a) Seller hereby sells to Net, and Net hereby purchases, acquires, assumes and accepts from Seller, all assets, properties, rights and interests of the Wireless Business other than the Intellectual Property (the "Non-IP Assets"), including without limitation:

(i) all the tangible property owned by Seller and used exclusively in connection with the Wireless Business all of which shall be listed in Schedule 1.1(a)(i) to be attached hereto.

(ii) all of Seller's rights and interests under all contracts and commitments entered into by Seller for the Wireless Business, including, but not limited to, those to be specified in Schedule 1.1(a)(ii) to be attached hereto, and all liabilities and obligations of Seller pertaining to such contracts and commitments after the Effective Date.

<PAGE 1>

(iii)     the goodwill of the Wireless Business as a going concern.

(b) Seller hereby sells to Vintage and Vintage hereby purchases, acquires and accepts all patents, patent applications, trademarks (whether registered or unregistered), service marks, trade names, brand names, logos, copyrights and any applications therefore listed in Schedule 1.1.(b) attached hereto, and any other proprietary rights, including, without limitation, know-how, inventions, discoveries and improvements, test data, shop rights, processes, methods and formulae, trade secrets, product drawings, specifications, designs and other technical information owned by or licensed to Seller relating exclusively to the Wireless Business (the "Intellectual Property"; together with the Non-IP Assets, the "Purchased Assets");

1.1.2 The parties agree that Schedules 1.1(a)(i), 1.1(a)(ii) and 1.1(b) will be delivered by Seller no later than January 31, 2000 (the "Condition Subsequent Date") and subject to the satisfaction of Net and Vintage.

1.2 Nonassignable Authorizations. To the extent that the assignment of any license, permit, approval or qualification issued or to be issued by any government or agency or instrumentality thereof relating to the Wireless Business or the Purchased Assets to be assigned to Net and Vintage pursuant to this Agreement shall require the consent of any other party, this Agreement shall not constitute a contract to assign the same if an attempted assignment would constitute a breach thereof. Seller shall use its best commercial efforts, and Net or Vintage, as applicable, shall cooperate where appropriate, to obtain any consent necessary to any such assignment no later than the Condition Subsequent Date. If any such consent is not obtained, then Seller shall cooperate with Net or Vintage, as applicable, in any reasonable arrangement requested by Net or Vintage, as applicable, designed to provide to Net or Vintage, as applicable, the benefits under any such license, permit, approval or qualification, including enforcement of any and all rights of Seller against the other party thereto arising out of breach or cancellation thereof by such other party or otherwise.

                                    ARTICLE 2
                                 PURCHASE PRICE

2.1 Purchase Price. Upon the terms and subject to the conditions contained in this Agreement, simultaneously with the execution of this Agreement, Purchasers shall pay to Seller an aggregate of One Million and Two Hundred Thousand Dollars ($1,200,000) (the "Purchase Price"), reflecting a fair value of the Wireless Business as provided for under the transfer price study prepared by Ernst & Young LLP, to be attached hereto as Exhibit 2.1, in full consideration for the Purchased Assets.

2.2 Payment of the Purchase Price. Simultaneously with the execution of this Agreement, Purchasers shall pay Seller by wire transfer in immediately available funds, the sum of One Million Dollars ($1,000,000), and provide Seller with a promissory note of Net for the principal amount of Two Hundred Thousand Dollars ($200,000), convertible into shares of Common Stock of Net, in the form attached to this Agreement as Exhibit 2.2, signed by Net (the "Promissory Note").

<PAGE 2>

2.3 Transaction Costs. Seller shall be responsible for all sales and similar taxes or fees assessed or payable in connection with the sale and transfer of the Purchased Assets to Purchasers.

                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

3.1 Representations and Warranties of Seller. Seller represents and warrants to Purchasers as follows:

3.1.1 Corporate Organization and Standing. Seller is a corporation duly organized and validly existing under the laws of Israel and has all corporate power and authority to own or lease its properties and to carry on its business as presently conducted.

3.1.2 No Conflict. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) result in the acceleration of, or the creation in any party of any right to accelerate, terminate, modify or cancel any material indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which Seller is a party or by which it is bound or to which any of its assets is subject, (b) conflict with or result in a breach of or constitute a default under any provision of the Articles or Memorandum of Association of Seller, or a default under or violation of any material restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which it is a party or by which it is bound or to which any of its assets is subject or result in the creation of any lien or encumbrance upon any of said assets, or (c) violate or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or governmental agency to which Seller is subject, and which, in the case of clause (iii) above, would have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" means any change, effect or circumstances that, individually or when taken together with all other changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the material adverse effect, is materially adverse to the Purchased Assets.

3.1.3 Intellectual Property. Seller solely owns or has the exclusive right to use, free and clear of any lien or other encumbrance or restriction, all of the Intellectual Property. There is no claim or demand of any person pertaining to, or any proceeding pending or, to the best knowledge of Seller, threatened, which challenges the exclusive rights of Seller in respect of the Intellectual Property.

<PAGE 3>

3.1.4 Litigation. There is no action, suit, proceeding, arbitration or investigation pending or, to the best knowledge of Seller, threatened, against Seller or the directors, officers, agents or employees of Seller with respect to the Purchased Assets, and there are no orders, writs, injunctions or decrees currently in force or applications therefore pending or threatened against Seller or the directors, officers, agents or employees of Seller with respect to the Purchased Assets.

3.1.5 Brokers, Finders. Seller has not retained any broker or finder in connection with the transactions contemplated herein and is not obligated and has not agreed to pay any brokerage or finder's commission, fee or similar compensation.

3.1.6 No Consent. Except as set forth on Schedule 3.1.6, no consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third party is required to be made or obtained by Seller in connection with the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby.

3.1.7 Authorization. Seller has full right, power and authority to enter into this Agreement and to perform fully its obligations hereunder. This Agreement has been duly authorized, executed and delivered by Seller and is the valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles limiting the right to obtain specific performance or other equitable remedies, or by applicable bankruptcy or insolvency laws and related decisions affecting creditors' rights generally.

3.2 No Misleading Statements. This Agreement, the information and the schedules referred to herein do not include any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

4.1 Representations and Warranties. Each of the Purchasers represents and warrants to Seller as follows:

4.1.1 Organization and Standing. Each of the Purchasers is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all corporate power and authority to execute and deliver this Agreement, to carry on the businesses in which it is engaged, to own and use the properties owned and used by it, to consummate the transactions contemplated hereby, and to perform its obligations hereunder.

<PAGE 4>

4.1.2 Authorization. Each of the Purchasers has full right, power and authority to enter into this Agreement and to perform fully its obligations hereunder. This Agreement has been duly authorized, executed and delivered by each of the Purchasers and is the valid and binding obligation of each of the Purchasers enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles limiting the right to obtain specific performance or other equitable remedies, or by applicable bankruptcy or insolvency laws and related decisions affecting creditors' rights generally.

4.1.3 No Conflict. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in the acceleration of, or the creation in any party of any right to accelerate, terminate, modify or cancel any material indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which either of the Purchasers is a party or by which it is bound or to which any of its assets is subject, (ii) conflict with the charter documents of either of the Purchasers or result in a breach of or constitute a default under any provision of the charter documents of either of the Purchasers, or a default under or violation of any material restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which it is a party or by which it is bound or to which any of its assets is subject or result in the creation of any lien or encumbrance upon any of said assets, or (iii) violate or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or governmental agency to which Purchasers are subject.

4.1.4 Litigation. There are no actions, suits, proceedings, arbitrations, or investigations pending, or to either of the Purchasers' best knowledge, threatened, which question the validity of this Agreement or any actions taken or to be taken in connection herewith or the consummation of the transactions contemplated herein.

4.1.5 Brokers, Finders. Neither Net nor Vintage has retained any broker or finder in connection with the transactions contemplated herein and is not obligated and has not agreed to pay any brokerage or finder's commission, fee or similar compensation.

4.1.6 Approvals, etc. All consents, approvals, authorizations and orders (corporate, governmental or otherwise) necessary for the due authorization, execution and delivery by the Purchasers of this Agreement and the consummation of the transactions contemplated hereby have been obtained or will be obtained prior to the Condition Subsequent Date and will be effective as of the Effective Date.

4.1.7 No Financing Required. Purchasers have sufficient funds available, either through existing cash or cash equivalents, operating cash flow, or existing committed credit facilities, to pay the Purchase Price to Seller.

                                    ARTICLE 5
                            COVENANTS AND AGREEMENTS

5.1     Reasonable Efforts; Deliveries.

(a) During the period commencing on the date of the execution of this Agreement and continuing until the Condition Subsequent Date, Purchasers and Seller shall use their reasonable efforts to comply promptly with all requests or requirements which applicable federal or state law or governmental officials may impose on them with respect to the transactions which are the subject of this Agreement, to obtain all necessary third party consents to the transactions effectuated hereby and to fulfill all other conditions subsequent to this Agreement as promptly as practicable. The reasonable efforts of Purchasers and Seller shall include, without limitation, good faith response, in cooperation with each other, to all requests for information, documentary or otherwise, by any governmental agency.

<PAGE 5>

(b) No later than the Condition Subsequent Date Seller shall deliver to Purchasers the Schedules described in Section 1.1.2 above. In the event that such Schedules are not delivered on or prior to the Condition Subsequent Date or the Schedules are so delivered but are not satisfactory to the Purchasers in Purchasers' sole discretion and shall not have been amended to the satisfaction of Purchasers prior to the Condition Subsequent Date, Purchasers shall have the right to rescind the transactions contemplated hereunder by written notice to Seller within 5 business days of the Condition Subsequent Date (a "Rescission Notice"). In the event that Purchasers deliver to Seller a Rescission Notice, the Purchasers shall reconvey to Seller the Purchased Assets and Seller shall return to Purchasers the Purchase Price, in each case within 30 days of the delivery of the Rescission Notice.

(c) Without limiting the foregoing, and notwithstanding anything in this Agreement to the contrary, the parties agree that Purchasers shall be entitled to deliver the Rescission Notice in the event that Seller does not obtain the consent of Partner Communications Ltd. ("Partner") to the assignment hereunder by Seller to Net of Seller's agreement with Partner.

                                    ARTICLE 6
                                 INDEMNIFICATION

6.1     Indemnification by Seller. Subject to the limits set forth in this
Article 6, Seller agrees to indemnify, defend and hold Purchasers and each of Purchasers' shareholders, affiliates, officers, directors, employees, agents, successors and assigns (Purchasers and such persons are collectively hereinafter referred to as "Purchasers' Indemnified Persons"), harmless from and against any and all loss, liability, damage or deficiency (including interest, penalties, costs of preparation and investigation, and reasonable attorneys' fees) (collectively "Losses") that Purchasers' Indemnified Persons may suffer, sustain, incur or become subject to, arising out of or due to: (1) any inaccuracy of any representation of Seller in this Agreement; (2) the breach of any warranty of Seller in this Agreement; and (3) the non-fulfillment of any covenant, undertaking, agreement or other obligation of Seller under this Agreement.

6.2      Indemnification by Purchasers.  Subject to the limits set forth in this
Article 6, Purchasers agree to indemnify, defend and hold Seller and Seller's affiliates, officers, directors, employees, agents, successors and assigns (Seller and such persons are hereinafter collectively referred to as "Seller's Indemnified Persons"), harmless from and against any and all Losses that Seller's Indemnified Persons may suffer, sustain, incur or become subject to arising out of or due to: (1) any inaccuracy of any representation of Purchasers in this Agreement; (2) the breach of any warranty of Purchasers in this Agreement; and (3) the non-fulfillment of any covenant, undertaking, agreement or other obligation of Purchaser under this Agreement.

<PAGE 6>

6.3 Survival of Representations and Warranties; Threshold and Deductible. The several representations and warranties of the parties contained in this Agreement or in any document delivered pursuant hereto and the parties' right to indemnity in accordance with this Article 6 shall survive the Closing Date and shall remain in full force and effect.

6.4 Notice and Opportunity to Defend. If there occurs an event which either party asserts is an indemnifiable event pursuant to Sections 6.1 hereof, the party seeking indemnification (the "Indemnitee") shall notify the party obligated to provide indemnification (the "Indemnitor") promptly. If such event involves (1) any claim, or (2) the commencement of any action or proceeding by a third person, the Indemnitee will give the Indemnitor written notice of such claim or the commencement of such action or proceeding. Delay or failure to so notify the Indemnitor shall only relieve the Indemnitor of its obligations to the extent, if at all, that it is prejudiced by reasons of such delay or failure. The Indemnitor shall have a period of 30 days within which to respond thereto. If the Indemnitor accepts responsibility or does not respond within such 30-day period, the Indemnitor shall be obligated to compromise or defend, at its own expense and by counsel chosen by the Indemnitor and reasonably satisfactory to the Indemnitee, such matter, and the Indemnitor shall provide the Indemnitee with such assurances as may be reasonably required by the Indemnitee to assure that the Indemnitor will assume and be responsible for the entire liability at issue. If the Indemnitor does respond within such 30-day period and rejects responsibility for such matter in whole or in part, the Indemnitee shall be free to pursue, without prejudice to any of its rights hereunder, such remedies as may be available to the Indemnitee under applicable law. The Indemnitee agrees to cooperate fully with the Indemnitor and its counsel in the defense against any such asserted liability. In any event, the Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability. Any compromise of such asserted liability by the Indemnitor shall require the prior written consent of the Indemnitee and until such consent is obtained the Indemnitor shall continue the defense of such asserted liability. If, however, the Indemnitee refuses its consent to a bona fide offer of settlement which the Indemnitor wishes to accept, the Indemnitee may continue to pursue such matter, free of any participation by the Indemnitor, at the sole expense of the Indemnitee. In such event, the obligation of the Indemnitor to the Indemnitee shall be equal to the lesser of (i) the amount of the offer of settlement which the Indemnitee refused to accept plus the costs and expenses of the Indemnitee prior to the date the Indemnitor notifies the Indemnitee of the offer of settlement, and (ii) the actual out-of-pocket amount the Indemnitee is obligated to pay as a result of the Indemnitee's continuing to pursue such matter. The Indemnitor shall be entitled to recover from the Indemnitee any additional expenses incurred by the Indemnitor as a result of the decision of the Indemnitee to pursue such matter.

<PAGE 7>

                                    ARTICLE 7
                                  MISCELLANEOUS

7.1 Expenses. Except as otherwise set forth in this Agreement and except that a party not in breach of this Agreement shall be entitled to recover from a breaching party all expenses and costs incurred by the non-breaching party by reason of such breach (including, without limitation, all reasonable legal expenses and costs), each of the parties hereto shall pay its own expenses and costs incurred or to be incurred by it in negotiating, closing and carrying out this Agreement.

7.2 Notices. All notices, requests, demands and other communications given hereunder (collectively, "Notices") shall be in writing and personally delivered, sent by telecopier or mailed by registered or certified mail, postage prepaid, or by overnight courier as follows:

        7.2.1  If to Net at:
               Net2Wireless, Inc.
               11 Amal Street
               Israel
               Telecopier: 011-972-3-9028601
               ATTN: Nechemia Davidson

               with a copy to:
               Richard H. Gilden, Esq.
               Fulbright & Jaworski L.L.P
               666 Fifth Avenue
               New York, New York 10103
               Telecopier: (212) 7525958

               If to Vintage at:
               __________________________
               __________________________
               __________________________

               with a copy to:
               Richard H. Gilden, Esq.
               Fulbright & Jaworski L.L.P
               666 Fifth Avenue
               New York, New York 10103
               Telecopier: (212) 7525958

<PAGE 8>

        7.2.2  If to Seller at:
               I.T.E.S. Imaging Technologies Enterprises Systems Ltd. 17 Ben Gurion Street
               Bnei Brak 52537
               Israel
               Telecopier: 011-972-3-5790127

7.2.3 All Notices shall be deemed delivered when actually received if personally delivered or sent by telecopier or three days after having been placed in the mail, or three days after being deposited with an overnight courier addressed in accordance with Sections 7.2.1 or 7.2.2 hereof, as the case may be, provided that any notice sent by telecopier or telex must immediately be placed in the mail. Each of the parties shall hereafter notify the other in accordance with this Section 7.2 of any change of address to which notice is required to be mailed.

7.3 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.4 Entire Agreement. This Agreement, including the attached Schedules, constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

7.5 Headings. The headings contained in this Agreement and in the Schedules hereto are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

7.6 Assignment and Amendment of Agreement. This Agreement shall be binding upon the respective successors and assigns of the parties hereto. This Agreement may be amended only by written agreement of the parties hereto, duly executed by an authorized representative of each of the parties hereto.

7.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of New York applicable to contracts made in that state without giving effect to the conflict of laws principles thereof.

7.8 Further Assurances. Each party agrees that it will execute and deliver, or cause to be executed and delivered, on or after the date of this Agreement, all such other instruments and will take all reasonable actions as may be necessary to more fully transfer and convey the Purchased Assets to Purchasers, on the terms herein contained, and to consummate the transactions herein contained to effectuate the provisions and purposes hereof.

7.9 No Third Party Rights. This Agreement is not intended and shall not be construed to create any rights in any parties other than Seller and Purchasers and no person shall have any rights as a third party beneficiary hereunder.

<PAGE 9>

7.10 Non-Waiver. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect.

7.11 Severability. The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

7.12 Incorporation of Schedules. The Schedules hereto are incorporated into this Agreement and shall be deemed a part hereof as if set forth herein in full. References herein to "this Agreement" and the words "herein," "hereof" and words of similar import refer to this Agreement (including its Schedules as an entirety). In the event of any conflict between the provisions of this Agreement and any such Schedule the provisions of this Agreement shall control.

<PAGE 10>

IN WITNESS WHEREOF, Seller and Purchaser have duly executed and delivered this Agreement as of the day and year first above written.

               I.T.E.S. IMAGING TECHNOLOGIES ENTERPRISES SYSTEMS LTD.


               By:  /s/
                  Name:
                  Title:


               NET2WIRELESS, INC.


               By:  /s/
                  Name:
                  Title:


               VINTAGE GLOBAL INC.


               By:  /s/
                  Name:
                  Title:


<PAGE 11>
                                Exhibit 1.1(a)(i)
                        Tangible Property owned by Seller

<PAGE 12>

                               Exhibit 1.1(a)(ii)
                Contracts and Commitments entered into by Seller
                            For the Wireless Business

<PAGE 13>
                                 Schedule 1.1(b)
                              Intellectual Property

<PAGE 14>
                                   Exhibit 2.1
                              Transfer Price Study


<PAGE 15>
                                   Exhibit 2.2
                                 Promissory Note


<PAGE 16>
                                 Schedule 3.1.6
                               Third Party Consent

[ORANGE'S CONSENT]

<PAGE 17>